Exhibit 10.4

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT dated as of March 31, 2008 (this "Amendment"), is between and among HEALTHSOUTH CORPORATION, a corporation ("Seller"), and LAKD ASSOCIATES, LLC, a Delaware limited liability company ("Purchaser").

RECITALS

Seller and Daniel Realty Company, LLC, an Alabama limited liability company ("Original Purchaser") have entered into that certain Purchase and Sale Agreement dated January 22, 2008, as amended by Amendment to Purchase and Sale Agreement dated January 22, 2008, and as further amended by Second Amendment to Purchase and Sale Agreement dated February 13, 2008 (as amended, the "Purchase Agreement") with respect to the sale of the Property more particularly described therein.

Pursuant to that certain Assignment and Assumption of Purchase and Sale Agreement dated March 12, 2008, Original Purchaser has assigned all of its right, title, and interest in the Purchase Agreement to Purchaser, and Purchaser has assumed all of Original Purchaser's obligations thereunder (Purchaser is the "Permitted Assignee" contemplated by the Purchase Agreement).

Seller and Purchaser desire to enter into this Amendment for the purposes hereafter specified.

NOW, THEREFORE, in consideration of the Recitals, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Property. The parties have mutually agreed to cause a re-subdivision of certain parts of the Property (namely, the portion of the Property situated within the City limits of Birmingham, Alabama) to be re-subdivided in accordance with the proposed "Final Plat of Cahaba Center at Grandview, as recorded in Map Book 228, Page 46, in the Office of the Judge of Probate of Jefferson County, Alabama" (the "Final Plat"), a copy of which is attached hereto as Exhibit A.

2.	Affiliate Transfers.

2.1       On the Closing Date, Purchaser will immediately convey title to Lot 1 (as shown on the Final Plat) to LAKD HQ, LLC, a Delaware limited liability company having common ownership with Purchaser, and LAKD HQ, LLC, as owner of said Lot 1, will be the landlord under the Corporate Office Lease.

2.2       Further, on the Closing Date, Purchaser will immediately convey title to Lot 2-D (as shown on the Final Plat) to LAKD Distribution, LLC, a Delaware limited liability company having common ownership with Purchaser, and LAKD Distribution, LLC, as owner of said Lot 2-D, will be the landlord under the Distribution Lease.

3.          Corporate Office Lease. Seller and Purchaser have agreed to certain modifications to the Corporate Office Lease. Accordingly, "Revised Exhibit D (Form of Corporate Office Lease)" is hereby deleted from the Purchase Agreement and the attached "Second Revised Exhibit D (Form of Corporate Office Lease)" is inserted in lieu thereof.

4.	Distribution Center Lease and Parking License Agreement.

4.1       Seller and Purchaser have agreed to certain modifications to the Distribution Center Lease. Accordingly, "Exhibit E (Form of Distribution Center Lease)" is hereby deleted from the Purchase Agreement and the attached "Revised Exhibit E (Form of Distribution Center Lease)" is inserted in lieu thereof.

4.2       In order to assure the Seller, as tenant under the Distribution Center Lease, of an additional 94 parking spaces, Purchaser will cause LAKD HQ, LLC to enter into the Parking Space License Agreement in the form attached as Exhibit B on the Closing Date, and such Parking Space License Agreement will constitute an additional "Seller Deliverable" under Section 14.1 of the Purchase Agreement and an additional "Purchaser Deliverable" under Section 14.3 of the Purchase Agreement.

5.          Allocation of Purchase Price. Seller and Purchaser agree to reasonably cooperate with one another regarding an allocation of the Purchase Price among the various parcels comprising the Property based upon an agreed upon fair market value of such parcels. The allocation will be evidenced by an attachment to this Agreement to be executed by the parties not later than 120 days following the Closing Date. The agreement of the parties under this Section 5 shall survive the Closing.

6.          Ratification. Except as modified hereby, the Purchase Agreement is hereby ratified and affirmed.

7.          Counterparts. The Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY DELETED

Daniel Realty Company, LLC/HealthSouth Corporate Campus

Third Amendment to Purchase and Sale Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

SELLER:
HEALTHSOUTH CORPORATION a corporation
By:	/s/ John P. Whittington
Print Name:	John P. Whittington
Its:	Secretary

PURCHASER:
LAKD ASSOCIATES, LLC a Delaware limited liability company BY: Daniel Realty Corporation, Its Manager
By:	/s/ T. Charles Tickle
Print Name:	T. Charles Tickle
Its:	Chairman

Daniel Realty Company, LLC/HealthSouth Corporate Campus

Third Amendment to Purchase and Sale Agreement